UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                                 FORM 8K/A

                              CURRENT REPORT



Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  April 10, 1997



                            LYRIC ENERGY, INC.
          (Exact name of registrant as specified in its charter)


       Colorado                0-9800          75-1711324
    (State or other          (Commission      (IRS Employer
     jurisdiction of          File No.)     Identification No.)
     incorporation)



            1013 West Eighth Avenue, Amarillo, Texas  79101
    (Address of principal executive offices)   (Zip Code)

            Registrant's telephone number, including area code:
                             (806) 376-5088


                              Not applicable.
 (Former name or former address, if changed since last report.)


                     This Report Consists of ___ Pages



THIS AMENDMENT ON FORM 8-K/A TO THE REGISTRANT'S FORM 8-K FILED ON APRIL 21, 1997 FOR THE EVENT OCCURRING ON APRIL 10, 1997, AS AMENDED BY A FORM 8-K/A FILED ON JUNE 24, 1997, IS BEING FILED TO PROVIDE REVISED FINANCIAL STATEMENTS FOR THE BUSINESS ACQUIRED AND REVISED PRO FORMA FINANCIAL INFORMATION.


Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired.

               1.   Report of Independent Certified Public
                    Accountants

               2.   Balance Sheets - April 30, 1996 and 1995

               3.   Statements of Operations - For the Years
                    Ended April 30, 1996 and 1995

               4.   Statement of Changes in Stockholders' Equity
                    - For the Years Ended April 30, 1996 and 1995

               5.   Statements of Cash Flows - For the Years
                    Ended April 30, 1996 and 1995

               6.   Notes to Financial Statements

               7.   Balance Sheet - January 31, 1997 (unaudited)

               8.   Statements of Operations - For the Three
                    Month and Nine Month Periods Ended January
                    31, 1997 and 1996 (unaudited)

               9.   Statement of Cash Flows - For the Nine Month
                    Periods ended January 31, 1997 and 1996
                    (unaudited)

               10.  Notes to Financial Statements (unaudited)

               11.  Introductory Note to Pro Forma Combined
                    Financial Statements

               12.  Pro Forma Balance Sheet - As of January 31,
                    1997 (Unaudited)

               13.  Pro Forma Statement of Operations - For the
                    Nine Months Ended January 31, 1997
                    (Unaudited)

               14.  Pro Forma Statement of Operations - For the
                    Year Ended April 30, 1996 (Unaudited)

               15.  Notes to Pro Forma Combined Financial
                    Statements




                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LYRIC ENERGY, INC.
                                   (Registrant)


Date:  July 2, 1997                By:  /s/ Brent Wagman
                                   Chairman of the Board



                       NATURAL GAS TECHNOLOGIES, INC.



                       AUDITED FINANCIAL STATEMENTS


                           For the Years Ended
                         April 30, 1996 and 1995









             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
NATURAL GAS TECHNOLOGIES, INC.
Abilene, Texas

We have audited the accompanying balance sheets of Natural Gas Technologies, Inc. as of April 30, 1996 and 1995 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Natural Gas Technologies, Inc. as of April 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



Robert Early & Company, P.C.
Abilene, Texas

July 30, 1996



                      NATURAL GAS TECHNOLOGIES, INC.
                               Balance Sheets
                          April 30, 1996 and 1995

                                             1996         1995

                Assets

Cash                                    $      506   $       19
Oil and gas properties                   1,443,830    1,333,444
Lease and well equipment                    29,503        7,277
  Accumulated depreciation
  and depletion                            (64,926)     (24,346)
                                         1,408,407    1,316,375

Investment in Wagman
 Petroleum, Inc. stock                     14, 464       14,464
Organizational costs
(net of amortization
of $1,114 and $732)                            796          178

       TOTAL ASSETS                $     1,424,173   $1,332,036



               Liabilities and Stockholders' Equity

Liabilities
         Accounts payable                  $  38,205   $ 37,462
         Accrued interest                         80     46,263
         Advances and amounts due officers         -     53,322
         Amount due Wagman Petroleum, Inc.         -     44,977
         Current portion of notes payable     18,794    396,988
           Total Current Liabilities          57,079    579,012

         Notes payable                        15,434          -
            TOTAL LIABILITIES                 72,513    579,012

Redeemable Stock
     Preferred stock, Series A
     $4.00 par value (500,000 shares
     authorized, 9,597 outstanding)           38,388     38,388

Stockholders's Equity
     Preferred stock, Series B
     $4.00 par value (500,000 shares
     authorized, 210,736 outstanding)        842,944    842,944

     Common stock, $.001 par value
     (10,000,000 shares authorized,
     2,805,024 and 2,190,130 outstanding)      2,807      2,191
         Additional paid-in capital        1,181,563    332,712
         Deferred services and director
         fees                               (100,833)   (70,833)
         Retained earnings/(deficit)        (613,209)  (392,378)
       Total Stockholders' Equity          1,313,272    714,636


TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                  $  1,424,173 $1,332,036



                      NATURAL GAS TECHNOLOGIES, INC.
                         Statements of Operations
                For the years ended April 30, 1996 and 1995




                                              1996       1995

Oil and gas revenues                       $ 133,030   $144,014
Other income                                   3,915      7,769
         Total Revenues                      136,945    151,783

Expenses:
         Production taxes                      4,608      7,768
         Lease operating expenses            114,410    110,624
         Depreciation, depletion
          and amortization                    40,962     23,239
         Professional fees                    10,571         -
         Office expenses                       3,002      6,411
         Management and consulting fees       90,000      1,000
         Rent                                  4,200     14,178
         Secretarial services                    500      1,428
         Printing and distribution             2,092      6,884
         Director fees                        50,000     50,000
         Taxes                                 1,885      1,051
         Offering costs
          (non-capitalizable)                  4,000    113,061
         Other expenses                        3,339     17,588
               Total Expenses                329,569    353,232

Income/(Loss) from Operations               (192,624)  (201,449)

         Interest income                          -          75
         Interest expense                    (28,207)   (39,722)

         NET (LOSS)                        $(220,831) $(241,096)

               Less unpaid preferred
                  dividend claims              9,604      7,691

         Net (loss) attributable to
            common shareholders            $(230,435)  $(248,787)


         Primary loss per share            $   (0.09)  $  (0.10)
         Primary loss attributable to
            common shares per share            (0.10)     (0.10)
         Primary weighted average shares
            outstanding                    2,398,254   2,387,546

         Fully diluted loss per share      $   (0.08)  $  (0.09)
         Fully diluted loss attributable
            to common shareholders per
            share                              (0.09)     (0.10)
         Fully diluted weighted average
            shares outstanding             2,618,587   2,607,879



                NATURAL GAS TECHNOLOGIES, INC.
             Statement of Changes in Stockholders' Equity
             For the years ended April 30, 1996 and 1995


                                  Preferred Stock

                            Series A            Series B
                         Shares    Amount    Shares    Amount

BALANCES April 30, 1994     -     $    -         -   $     -

Voluntary reduction in
 shares held by
 directors                  -          -         -         -
Stock issued for:
 Oil and gas
  interests                 -          -      16,360     65,440
 Cash                    9,597      38,388        -         -
 Services                   -          -          -         -
Exchange by Wagman
 Petroleum Inc. of
 common for preferred       -          -     194,376    777,504
Sale of option              -          -          -         -

Net loss                    -          -          -         -

BALANCES
April 30, 1995           9,957    $ 38,388   210,736   $842,944

Stock issued for:
 Related party
  liabilities               -          -          -         -
 Oil and gas interests      -          -          -         -
 Liabilities to third
  parties                   -          -          -         -
 Promotional services       -          -          -         -
Net loss                    -          -          -         -


BALANCES
 April 30, 1996         9,597    $ 38,388    210,736   $842,944


The accompanying notes are an integral part of these financial statements.



                NATURAL GAS TECHNOLOGIES, INC.
             Statement of Changes in Stockholders' Equity
            For the years ended April 30, 1996 and 1995 (cont.)


                                             Additi-   Accumu-
                                             onal      lated
                           Common Stock      Paid-In   Earnings
                         Shares    Amount    Capital   (Deficit)

BALANCES
 April 30, 1994       $ 2,843,562  $2,844   $473,394  $(151,282)

Voluntary reduction
 in shares held by
 directors               (475,000)   (475)       475       -
Stock issued for:
 Oil and gas
  interests              337,235      337    631,628       -
 Cash                       -          -         104       -
 Services                  2,667        3      3,997       -
Exchange by Wagman
 Petroleum Inc. of
 common for preferred   (518,334)    (518)  (776,986)      -
Sale of option              -          -         100       -
Net loss                    -          -          -    (241,096)

BALANCES
April 30, 1995        $2,190,130    $2,191 $ 332,712  $(392,378)

Stock issued for:
 Related party
  liabilities           381,655        382    622,605        -
 Oil and gas
  interests              22,624         23     45,226        -
 Liabilities to third
  parties                10,615         11     21,220        -
 Promotional services   200,000        200    159,800        -
Net loss                    -          -          -    (220,831)

BALANCES
 April 30, 1996       $2,805,024   $ 2,807 $1,181,563 $(613,209)




The accompanying notes are an integral part of these financial statements.



                      NATURAL GAS TECHNOLOGIES, INC.
                          Statement of Cash Flows
                For the years ended April 30, 1996 and 1995


                                             1996       1995

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                $   (220,831) $ (241,096)
Adjustments to reconcile net income/
       (loss) to net cash provided by
       operations:
       Depreciation, depletion and
       amortization                           40,962     23,239
       Amortization of directors fees         50,000     50,000
       Stock issued for services              80,000         -
       Stock issued for related party
       interest                               24,681         -

Expensing
 of prepaid offering costs                        -      35,107
Increase/(decrease) in:
       Accounts payable                      21,975       8,495
       Accrued expenses                     (32,033)     39,646

NET CASH (USED) BY OPERATING ACTIVITIES     (35,246)    (84,609)

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of fixed assets             (22,226)     (7,277)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from stock to issued              -      35,069
       Advances from related parties          23,730     56,824
       Note proceeds                          35,000         -
       Note payments                           (771)         -

NET CASH PROVIDED BY FINANCING ACTIVITIES     57,959     91,893

       Increase/(decrease) in cash for period    487          7

         Cash, Beginning of period                19         12

         Cash, End of period               $     506   $     19

Supplemental Disclosures:

       Cash payments for:
         Interest                          $     772   $     -
         Income taxes                             -          -

       Stock issued for:
         Professional services             $  80,000   $  4,000
         Prepaid professional services        80,000         -
         Oil and gas properties               49,157    697,405
         Reductions of accounts,
         notes, and interest payable        644,218          -



                      NATURAL GAS TECHNOLOGIES, INC.
                       Notes to Financial Statements
                          April 30, 1996 and 1995


NOTE 1:                                    SUMMARY OF
                                           SIGNIFICANT
                                           ACCOUNTING POLICIES

Natural Gas Technologies, Inc. (NGT) was incorporated on April 26, 1993 and began operations in June 1993. NGT acquired interests in various oil and gas properties in February and June 1994 and has been active in this industry since that time. The nature of the oil and gas industry lends itself to uncertainties and risks. NGT s interests are currently concentrated in the Central Texas area.

NGT was in the development stage during the year ended April 30, 1994 and statements to that date reflected such status. The year ended April 30, 1995 is the first year during which the Company is considered an operating Company.

The accounting and reporting policies of NGT conform with generally accepted accounting principles and to general practices within the industry. Policies that materially affect the determination of financial position, changes in financial position, and results of operations are summarized as follows:

Federal Income Taxes -- For Federal income tax purposes, NGT reports its operations on the accrual basis of accounting.
Depreciation is calculated using the MACRS percentages. First year expensing under Section 179 is utilized when it is advantageous to do so.

Statement No. 109 (SFAS 109) "Accounting for Income Taxes" requires that a liability approach to providing for deferred taxes be used. That is, deferred taxes must be established for all temporary differences between the book and tax bases of assets and liabilities.

Oil and Gas Properties -- The Company has adopted the full cost method of accounting for its oil and gas producing activities and, accordingly, capitalizes all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.

Depletion and amortization are computed on a composite unit-of-production method based on estimated proved reserves. All costs associated with oil and gas properties are currently included in the base for computation and amortization. The Company's proved reserves were estimated by Company personnel based on previous work done by a petroleum engineer. All of the Company's reserves are located within the United States. Depletion totaled $36,993 and $22,535 for the years ended April 30, 1996 and 1995, respectively.


Depreciation is calculated on a straight line over the estimated useful lives of the assets. This is seven years for lease and well equipment. Depreciation totaled $3,587 and $322, for the years ended April 30, 1996 and 1995, respectively

Earnings per Share and Shares to be Issued -- Primary earnings per share is calculated on the basis of weighted average common shares outstanding which includes shares to be issued as discussed below. Fully diluted earnings per share is calculated based on the assumption that convertible preferred shares were converted at the first of the year.

At the end of each of the years presented, the Company had contractually or otherwise committed to issue common and/or preferred shares. For various reasons, the actual issuance of the stock certificates was delayed. These shares have been treated as being issued in the outstanding shares in the balance sheet and the statement of changes in stockholders' equity. They have also been included in weighted average earnings per share as of the effective date of the agreement rather than the date certificates were ultimately issued.

Cash Flows -- The Company considers cash to be its only cash equivalent for purposes of presenting its Statement of Cash
Flows.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Environmental Issues -- The oil and gas industry is regulated in Texas by the Texas Railroad Commission (RRC) and Texas Natural Resources Conservation Commission. Leases are operated under permits from the RRC. Failure to comply with regulations could result in interruption or termination of the operations. Additionally, upon cessation of use, the wells will require plugging and site cleanup. Costs of voluntary termination and remediation have been estimated to be insignificant on a well by well basis and are expected to be recorded as incurred.

New Accounting Pronouncements -- Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121) issued by the Financial Accounting Standards Board
(FASB) is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company does not expect adoption to have a material effect on its financial position or results of operations.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) issued by the FASB is effective for specific transactions entered into after December 15, 1995 while the disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning no later than December 15, 1995. The new standard establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company does not expect adoption to have a material effect on its financial position or results of operations. At the present time, the Company has not determined if it will change its accounting policy for stock-based compensation or only provide the required financial statement disclosures. As such, the impact on the Company's financial position and results of operations is currently unknown.

Advertising Costs -- All advertising costs are expensed as incurred.


NOTE 2:  CORRECTION OF AN ERROR AND TERMINATION OF
          AGREEMENT

During the periods presented, Management determined that it had overvalued the stock it had acquired in Wagman Petroleum, Inc. This stock was acquired by issuing NGT stock to third parties in exchange for shares they held in Wagman. In accordance with this determination, the carrying value was reduced by $149,294. This reduction was charged directly against Additional Paid in Capital as a correction of the entry recorded in the year ended April 1994.

During the year ended April 1994, NGT was attempting to develop an alternative fuel formulation. That attempt included contracting for testing and refinement of the base formulation through the issuance of 150,000 shares common stock. These services were never provided to NGT. During fiscal 1996, NGT obtained legal counsel regarding the cancellation of these shares and attempted to get the shares returned. The opinion of legal counsel was that NGT should prevail due to the original contract having not been fulfilled. Accordingly, NGT notified the contractor that the shares had been voided. This reversal has been recorded as though it were effective in the year ended April 1995.

The balances for April 1995 have been adjusted for effects of both of these transactions and there is no effect to the results from operations for either year presented.


NOTE 3:                                    STOCK TRANSACTIONS

In order to acquire initial funding during 1993 and 1994, NGT sold shares through two limited offerings under Regulation D of the Securities and Exchange Commission. The Company also issued shares to various entities for fund-raising and promotional efforts, to certain entities for other services and consideration, and to Wagman Petroleum, Inc. (WPI) for interests in oil and gas properties. 150,000 shares and options to purchase 100,000 additional shares of restricted stock at an exercise price of $4 per share were issued to Warren Donohue of Volvo America as compensation for his agreeing to serve as a director of NGT for three years. These options were to commence six months following the close of the public offering and expire four years after commencement. Deferred Director Fees of $150,000 was recorded as a result of this transaction based on the Regulation D offering. No additional costs were recorded for the options due to the exercise price.

NGT acquired 64,300 shares of WPI from unrelated parties in exchange for 54,586 shares of NGT stock. There is no market for WPI's shares and their value has been determined by an estimate of the future value of WPI. The Company intends to hold this investment for the foreseeable future.

During the year ended April 1995, NGT authorized 1,000,000 preferred shares and designated it as Series A and Series B. Both of these series have a nine and one-quarter percent cumulative annual dividend and are convertible to common shares on a one for one basis. Series A shares may be called by the Company at five cents per share if the trading price of the common shares exceeds seven dollars for twenty consecutive trading days. They also are subject to a mandatory redemption at par five years from the effective date of issuance. Series B shares automatically convert to common if the trading price of the common shares exceeds five dollars for ten consecutive trading days. Other differences between the two series relate to the timing of and number of shares subject to the conversion privileges. It is believed that all of the outstanding preferred shares are convertible at the option of the holder at May 1, 1996.

The Company utilized its stock to purchase oil and gas working interests effective July 1, 1994. This resulted in the issuance of 337,235 common shares and 16,360 Series B preferred shares.

During the year ended April 1995, NGT s directors were advised that it would be advantageous to the Company to reduce the number of outstanding common shares. Accordingly, the directors returned 475,000 of the shares that had been issued for their initial efforts in organizing the Company. Also, WPI exchanged 518,334 shares of common stock for 194,376 Series B Preferred stock.

During the year ended April 1996, NGT approved a request by its president and WPI to issue 26,661 and 354,994 common shares, respectively, in exchange for the complete liquidation of unreimbursed expenses, advances, accrued interest, and the note balance due to WPI. Additionally, NGT negotiated an agreement to pay off certain legal fees connected with an aborted offering via the issue of 10,615 common shares. It also finalized an agreement with a third party regarding specific oil and gas interests that was effective May 1, 1995 through the issue of 22,624 common shares and the assumption of $17,000 of unpaid lease operating expenses.

During the year ended April 1996, NGT entered into an agreement for the provision of public relations, identification of funding sources, merger candidates, etc. services with a third party. These services are to be rendered over a primary period ending in December 1996 with provisions for extensions as approved by both parties. The agreement calls for cash funding of $25,000 and 500,000 shares of stock. The shares are to be issued on a milestone basis with 200,000 shares issued at the commencement of the agreement. One-half of these shares are to be for services to be rendered after April 1996 and have been included in Deferred Services in the equity section of the balance sheet. The remaining 300,000 shares are to be issued after the achievement of specified events, funding, etc. The agreement calls for all of these shares to be registered in any registration pursued by NGT.



NOTE 4:                                    TRANSACTIONS WITH
                                           RELATED PARTIES

Prior to May 1994, NGT had issued 1,925,000 shares of stock to its directors and officers as compensation for services rendered in developing the concept for the Company and pursuing efforts to implement plans of action. As discussed above this number was reduced by 475,000 shares during the 1995 fiscal year. In addition, NGT purchased interests in specified oil and gas properties from WPI effective February 1, 1994. The contract called for WPI to receive cash, common stock, and a note (described at Note 5).

As discussed above, NGT negotiated the exchange of the bulk of WPI's common shares for preferred shares during the periods presented. Also, the note, along with other liabilities to WPI in the amount of $114,678, was ultimately repaid via the issuance of 354,994 common shares. Also, the Company s president accepted 26,661 shares for unreimbursed expenses and cash advances in lieu of cash repayments.

NGT reimburses WPI for rent, postage, travel and other office expenses. The Company's president owns approximately 45% of the outstanding stock of WPI and also serves as WPI's president. Additionally, WPI operates the properties in which NGT is an owner. As such, WPI incurs expenses and bills them out to the respective owners. Currently, WPI collects NGT's gas production revenues and offsets them against amounts that NGT owes WPI.


NOTE 5:                                    NOTES PAYABLE

During the year ended April 1994, NGT entered into a note payable to WPI in conjunction with the purchase of oil and gas properties for $400,000. This note bore interest at 10% and was due to be repaid out of proceeds from a stock offering or from oil and gas production. It's balance of $396,988, along with $24,681 in accrued interest, was retired during the year ended April 1996 through the issuance 313,494 shares of common stock. WPI waived collection of the interest accrued on the note.

During February 1996, the Company borrowed $35,000 from a bank in order to finance certain reworking expenses. This note bears interest at 10.5% and is due in twenty-four installments of $1,625 per month including interest. NGT has given its interest in the wells being reworked as collateral for this note.


NOTE 6:                                    OIL AND GAS
                                           PROPERTIES

As previously discussed, NGT acquired interests in oil and gas properties from WPI during the year ended April 1994. Effective July 1, 1995, the Company acquired additional interests in these same properties in exchange for stock. These interests are all located in the central Texas area.

These properties are subject to tax liens for unpaid property taxes owed by WPI. WPI has contested the values used by the taxing authorities and is in the process of negotiating payment of the back taxes. Should WPI be unsuccessful in settling these tax liens, NGT and other interest owners could be caused to forfeit any and all interests in the properties subject to such
liens to foreclosure by the taxing authorities.   WPI is working
to ensure that this does not happen.


NOTE 7:                                    REDEEMABLE STOCK

As discussed above, the Company s Series A preferred shares carry a mandatory redemption at par at the end of five years. Both preferred series may be converted to common stock by the Company upon the attainment of specific circumstances as described above. In accordance with generally accepted accounting principles, the shares carrying the mandatory redemption feature have been segregated from the balance of the stockholders equity. The redemption for these shares is due on July 1, 1999.


NOTE 8:                                    PREFERRED STOCK ACCUMULATED
                                           DIVIDENDS

As discussed in Note 3 above, NGT has issued preferred stock which contains a provision for cumulative dividends at the rate of 9.25%. These dividends have remained undeclared and unpaid since issuance. The amounts accumulated during the years ended April 1995 and 1996 totaled $61,679 and $85,748, respectively. However, WPI waived its right to receive dividends on its preferred shares as part of the agreement to receive common shares in exchange for debt. This waiver reduces the cumulative amounts to $7,691 and $9,604 for 1995 and 1996. The total amount accumulated at April 30, 1996 was $17,295. The statement of operations presents net loss available to common shareholders after increasing the actual net loss for the accumulated dividend arrearage.





NOTE 9:                                    INCOME TAXES

As of April 30, 1996 and 1995, NGT had accumulated deficits of $613,209 and $392,378. However, operating loss carry-forwards for tax purposes vary from these amounts due to differences in the tax treatment of various items. These loss carry-forwards, which should provide future benefits, expire as shown in the following table.






                       Amount of
   Year of           Operating Loss
  Expiration          Carry-Forward

     2009                $301,283
     2010                  90,343

     2011                 222,200

                         $613,826



The provision for income taxes is as follows:

                                             1996        1995
 Current
    Federal                                $      -    $     -
    State                                         -          -

 Deferred
    Federal                                (132,473)   (102,203)
    State                                   (16,774)    (12,943)
    Less allowance                          149,247     115,146
 Total                                     $      -    $      -


The following temporary differences gave rise to the deferred tax assets and liabilities at April 30, 1996 and 1995:

                                              1996        1995
 Excess of tax depreciation over
   financial accounting depreciation      $   2,088   $    718

The deferred tax asset and liabilities are comprised of the following at April 30, 1996 and 1995:

                                    1996          1995

                 Assets    Liabilities       Assets   Liabilities

Depreciation   $    -        $    769    $         -   $      265
Net operating
losses
carried
forward           150,017           -        115,411            -

Less
valuation
allowance        (149,247)          -       (115,146)           -

Totals         $      769    $    769   $        265     $    265

Due to the way future utilization of tax benefits is analyzed under SFAS 109, an allowance for the full amount of any benefits which may arise from operating loss carry-forwards has been made and no asset has been recorded as a result.


NOTE 10:                                   SUBSEQUENT EVENTS

Subsequent to April 1996, NGT purchased an option to acquire the lease under an eleven hundred acre water-flood project in North-Central Texas. Engineers have estimated that this lease has significant potential if managed properly. This option calls for the Company to pay $375,000 cash plus a note for the remaining appraised value and is exercisable at any time prior to July 1997.

NOTE 11:                     SUPPLEMENTARY INFORMATION RELATING
                             TO OIL AND GAS PRODUCING ACTIVITIES

The accompanying supplemental disclosures of oil and gas producing activities are unaudited due to the nature of reserve estimates and their calculation. The balances at April 30, 1994 included certain properties that contained proven undeveloped reserves. During fiscal 1995, it was determined that it would not be feasible for the Company to develop these properties and their reserves were eliminated from the estimated reserve base. During fiscal 1996, certain other properties were reevaluated which resulted in revisions to their reserve estimates.



                      NATURAL GAS TECHNOLOGIES, INC.
                    Supplementary Information Relating
                    To Oil and Gas Producing Activities
                         April 30, 1996 and 1995
                                (Unaudited)

Quantities of Reserves                 Oil              Gas
Proved and Developed Reserves      (Barrels)           (MCF)
Balances, April 30, 1994             144,680         85,457
 Acquisitions                        149,353        212,335
 Revisions of estimates               28,146         12,637
 Extensions and discoveries                -              -
 Production                           (3,439)       (14,119)
Balances, April 30, 1995             318,740        296,310
 Acquisitions                         11,859              -
 Revisions of estimates               26,292        (68,052)
 Production                           (6,004)       (17,210)
Balances, April 30, 1996             298,303        211,048


Costs Incurred in Acquisition, Exploration, and Development of Properties

                                        1996          1995

    Acquisition                    $  45,248      $ 697,405


Standardized Measure of Discounted Future Net Cash Flows

                                        1996             1995

Future cash inflows               $  5,451,124        $5,952,025
Future production and
development costs                     (743,276)         (856,376)
Future income taxes                 (1,080,308)       (1,212,160)
 Future net cash flows               3,627,540         3,883,489
10% annual discount for
estimated timing of cash flows        (919,028)       (1,098,988)

Standardized measure of
discounted future net cash flows  $  2,708,512      $  2,784,501


Principal Sources of Changes in the Standardized Measure of
Discounted Future Net Cash Flows

                                        1996             1995

Standardized Measure-Beginning
of Year                            $   2,784,501   $ 3,059,926
Acquisition of reserves in place          45,248       697,405
Sales, net of production costs           (98,251)      (40,392)
Extensions & discoveries                       -    (1,515,352)
Changes in estimated
future development costs                       -       (31,885)
Revisions of quantity estimates         (247,017)       140,705
Accretion of discount                    365,674       424,022
Net change in income taxes                62,173       308,062
Changes in production timing and other  (258,803)     (257,990)
Changes in sales prices                   54,987             -

Standardized Measure - End of Year $   2,708,512   $ 2,784,501



                     NATURAL GAS TECHNOLOGIES, INC.
                               Balance Sheet
                             January 31, 1997
                                (Unaudited)

                                  Assets
Cash                                            $      237

Oil and gas properties                           1,448,417
Lease and well equipment                            29,503
Other equipment                                     40,000
  Accumulated depreciation and depletion           (82,991)

                                                 1,434,929

License to fuel blending patent                    360,000
Investment in Wagman Petroleum, Inc. stock          14,464
Other investments                                   10,000
Organizational costs
 (net of amortization of $1,400)                       510

          TOTAL ASSETS                          $1,820,140


                   Liabilities and Stockholders' Equity
Liabilities
 Accounts payable                              $    59,695
 Accrued interest                                       80
 Advances and amounts due officers                  36,989
 Current portion of notes payable                   18,794

          Total Current Liabilities                115,558

 Notes payable                                       2,174

          TOTAL LIABILITIES                        117,732

Redeemable Stock
  Preferred stock, Series A
  $4.00 par value (500,000 shares
  authorized, 9,597 outstanding)                    38,388

Stockholders' Equity
  Preferred stock, Series B
  $4.00 par value (500,000 shares
  authorized, 260,736 outstanding)               1,042,944

  Common stock, $.001 par value
  (10,000,000 shares authorized,
  3,105,024 outstanding)                             3,105

  Additional paid-in capital                     1,541,263
  Deferred services and director fees             (160,000)
  Accumulated deficit                             (763,292)

          Total Stockholders' Equity             1,664,020

          TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                  $1,820,140


The accompanying notes are an integral part of this financial statement.



                      NATURAL GAS TECHNOLOGIES, INC.
                         Statements of Operations

For the Three-Month and Nine-Month Periods Ended January 31, 1997 and 1996 (Unaudited)

                              Three-Month         Nine-Month
                              Periods Ended       Periods Ended
                              January 31,         January 31,

                              1997      1996      1997      1996

Oil and gas revenues    $  21,682  $ 32,735  $  62,459  $101,904
Other income                    -       162          5       732
    Total Revenues         21,682    32,897     62,464   102,636

Expenses:
     Production taxes       1,171     1,648      3,318     5,296
     Lease operating
      expenses             14,596    38,960     49,222    87,924
     Depreciation,
      depletion and
      amortization          6,116     9,344     18,352    28,031
     Professional fees     22,994     4,852     22,994     4,852
     Consulting fees       80,000         -     80,000         -
     Office expenses        2,574     1,784      5,716     3,592
     Rent                   1,050     1,142      3,150     3,242
     Printing and
      distribution          1,067       965        467     1,474
     Director fees              -    12,500     20,833    37,500
     Taxes                      -         -      1,788        -
     Offering costs
      (non-capitalizable)       -         -      3,000     4,000
     Other expenses           210       606        709       836

   Total Expenses         129,778    71,801    209,549   176,747

Loss from Operations     (108,096)  (38,904)  (147,085)  (74,111)
  Interest expense         (1,081)        -     (2,998)  (19,850)

     NET LOSS           $(109,177)$ (38,904) $(150,083) $(93,961)

  Unpaid preferred
   dividend claims        (   600)  (   600)   ( 1,801)  ( 1,801)

Net loss attributable
 to common shareholders $(109,777)$ (39,504)$ (151,884)$( 95,762)

Primary loss per share $     (.04)  $  (.02) $   (.06) $   (.04)
Primary loss attributable
 to common shares per
 share                 $     (.04)  $  (.02) $   (.06) $   (.04)
Primary weighted average
 shares outstanding     2,739,807 2,330,130  2,548,820 2,330,130

Fully diluted loss
 per share             $     (.04)  $  (.02) $   (.05) $   (.04)

Fully diluted loss
 attributable to
 common shareholders
 per share             $     (.04)  $  (.02) $   (.05) $   (.04)

Fully diluted weighted
 average shares
 outstanding            2,960,140  2,550,463 2,769,153 2,550,463


The accompanying notes are an integral part of these financial statements.



                      NATURAL GAS TECHNOLOGIES, INC.
                          Statement of Cash Flows

For the Nine-Month Periods Ended January 31, 1997 and 1996
(Unaudited)


                                         1997        1996
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                             $(150,083)  $ (93,961)
Adjustments to reconcile net
 loss to net cash provided by
 (used by) operations:

  Depreciation, depletion
   and amortization                     18,352      28,031
  Amortization of directors fees        20,833      37,500
  Accounts receivable increase               -     (43,879)
  Accounts payable increase             44,252      83,070
  Recognition of expense
    for deferred services               80,000           -
  Stock issued for related party debt        -      17,256

NET CASH PROVIDED BY OPERATING
ACTIVITIES                              13,354      28,017

CASH FLOWS FROM INVESTING
ACTIVITIES:

Purchase of fixed assets                     -     (20,844)
Purchase of oil and gas properties      (4,585)    (21,741)
Temporary investments                  (10,000)          -

NET CASH (USED BY) INVESTING
ACTIVITIES                             (14,585)    (42,585)

CASH FLOWS FROM FINANCING ACTIVITIES:

Advances from related parties           14,222      15,030
Note payments                          (13,260)          -

NET CASH PROVIDED BY FINANCING
ACTIVITIES                                 962      15,030

Increase/(decrease) in cash for period    (269)        462
  Cash, Beginning of period                506          19
  Cash, End of period               $      237     $   481

Supplemental Disclosures:

Cash payments for:
  Interest                           $   2,998     $     -
  Income taxes                       $       -     $     -
Stock issued for:
  Oil and gas properties             $       -     $63,985

  License to fuel blending and
   related equipment                 $ 400,000    $       -
  Reductions of accounts
   and notes payable                 $ 499,534    $ 146,263
  Deferred services                  $ 160,000    $       -


The accompanying notes are an integral part of these financial statements.



                      NATURAL GAS TECHNOLOGIES, INC.
                       Notes to Financial Statements
                                (Unaudited)


NOTE 1:  BASIS OF PRESENTATION

The unaudited financial statements and related notes to financial statements presented herein have been prepared by Natural Gas Technologies, Inc. ("NGT") pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements were prepared in accordance with the accounting policies used in the preparation of the Company's audited financial statements for the fiscal year ended April 30, 1996 and should be read in conjunction with such financial statements and the notes thereto.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of operating results for the interim periods presented have been made.

NOTE 2:  LETTER OF INTENT AND LOAN

NGT entered into a letter of intent dated January 2, 1997 and modified March 17, 1997 (the "Letter of Intent") with Lyric Energy, Inc. ("Lyric"), a development stage company with minimal assets that is an SEC registrant, for a share exchange transaction ("Share Exchange"). The Letter of Intent became binding by the March 17, 1997 amendment. Prior to entering into the Letter of Intent, NGT and Lyric were unrelated and NGT held no shares of Lyric.

Pursuant to the Letter of Intent, NGT loaned Lyric $100,000 pursuant to a non-interest bearing Convertible Promissory Note (the "Note"). The Note had a maturity date of December 31, 1997 and automatically converted into 203,041,517 shares of Lyric common stock upon (i) Lyric coming into current compliance with the Securities Exchange Act of 1934, as amended, and (ii) Lyric obtaining a waiver from Amarillo National Bank of certain non-dilution rights in favor of the Bank. The Note converted by its terms on April 10, 1997, which resulted in NGT obtaining a controlling interest in Lyric. The source of the $100,000 was a loan to NGT from an officer, director and significant shareholder of NGT.

The Share Exchange will commence after Lyric holds a shareholder meeting for the purpose of (i) approving a reverse split of Lyric's common stock which will result in additional common shares being made available for issuance in the Share Exchange;
(ii) authorizing 10,000,000 shares of no par value preferred stock, approximately 75,000 of which will be designated for exchange with NGT preferred shareholders in the Share Exchange and the remaining 9,925,000 of which will be reserved for future issuance at the discretion of Lyric's Board of Directors; and
(iii) approving certain other amendments to Lyric's Articles of Incorporation. By virtue of the shares acquired by NGT upon conversion of the Note, NGT holds sufficient votes to assure shareholder approval of all of the above matters. It is anticipated that the Share Exchange will take place in two stages. The first stage is to occur immediately after the Lyric shareholder meeting and will consist of the exchange of approximately 2,688,000 shares of the authorized but unissued post-reverse split shares of Lyric for 3,405,550 NGT common shares, which constitutes approximately 82 percent of the equity interests in NGT. The NGT shares to be exchanged in the first stage are held by certain officers, directors, affiliates and sophisticated investors. Lyric will control NGT upon completion of the first stage.

The second stage will occur upon the approval by NGT shareholders of the exchange of the remaining shares pursuant to an SEC Registration Statement on Form S-4 and Proxy Statement which registers the exchange of all of the remaining equity interests in NGT into shares of the authorized but unissued post-reverse split shares of Lyric and further provides for the distribution of the 878,043 post-reverse split shares of Lyric issued to NGT upon conversion of the Note to the shareholders of NGT immediately prior to the Share Exchange. It is also contemplated that the shares issued in the first stage of the Share Exchange will be registered by such registration statement. Upon completion of the Share Exchange, the current shareholders of Lyric will hold approximately five percent of the total outstanding shares of Lyric and the shareholders of NGT will hold the remaining 95 percent, assuming conversion of the preferred shares to be issued in the Share Exchange.

The Share Exchange is expected to be accounted for as a purchase.
The Share Exchange is structured as a tax-free reorganization and is not expected to have any tax consequences for NGT.

NOTE 3:   ACQUISITION OF LICENSE TO FUEL BLENDING PATENT AND
          RELATED EQUIPMENT

In December 1996, NGT acquired a non-exclusive license agreement to utilize certain patented technology regarding a technique for blending alternative fuels into gasoline. NGT also acquired certain related office furnishings and equipment, including a blending tower. The consideration for the acquisition of these assets was 100,000 shares of Common Stock and 50,000 shares of Series 1994-B Preferred Stock.

Under the license agreement, NGT is obligated to pay monthly royalties of up to 3% of NGT's gross receipts related to the technology, with such royalty percentage dependent upon the gross margin per gallon of gasoline represented by such gross receipts for the applicable month. The license agreement expires on the later of the expiration of 21 years following the date the first plant for fuel blending under the license agreement begins commercial production or the expiration of the underlying patents.

NOTE 4:   SUBSEQUENT EVENTS

During the quarter ended April 30, 1997, NGT purchased all of the issued and outstanding stock of Interior Energy, Inc., a Texas corporation ("Interior"). The consideration for the purchase was 370,000 shares of NGT's common stock, $500,000 cash and assumption of a note with a remaining balance of $3,000,000 due in 1999. Interior holds two oil and gas property interests.

In addtion, NGT acquired during the quarter ended April 30, 1997 a fifty percent working interest in the Norton Palo Pinto Field in consideration of 120,000 shares of its common stock and the assumption of $12,500 in expenses and an overriding royalty interest payable to the seller until the foregoing shares are exchanged for shares of Lyric and registered under the Securities Act of 1933, as amended. (See Note 2 above.) The field leased consists of 1,248 acres with a net revenue interest of 80 percent.



PRO FORMA COMBINED FINANCIAL STATEMENTS

Upon completion of due diligence and other research, Lyric will acquire 100% of the outstanding shares of Natural Gas Technologies, Inc. (NGT)
(a Texas corporation) in exchange for the issuance of new Lyric shares. This transaction, coupled with the conversion of a note payable to NGT into Lyric shares will cause former NGT shareholders to own approximately 95% of Lyric. This transaction qualifies as a purchase for accounting purposes. However, the transaction also is considered to be a reverse purchase whereby
NGT is considered to be the acquirer for accounting purposes. As such, there are no adjustments to the carrying value of NGT assets and liabilities to reflect current fair values and Lyric has no assets and liabilities that require adjustment.

The transaction consists of three parts, a loan from NGT to Lyric that is convertible into Lyric common stock, the distribution of these shares by NGT to its stockholders, and the issuance of new Lyric shares for outstanding NGT shares. A portion of the transaction agreement calls for Lyric to reverse split its outstanding shares after the note conversion by a factor of one share for 240.597 shares. The following table presents summarized historical unaudited balance sheets for the two entities, estimated adjustments required as a direct result of the acquisition plan and the transactions contemplated therein, and a pro forma consolidated balance sheet as of the date shown. Adjustments consist of recording the effects of converting the note, reverse splitting the outstanding shares, and issuing shares for NGT shares.



                          Pro Forma Balance Sheet
                          As of January 31, 1997



                         Lyric               Adjust-   Pro Forma
                         Energy      NGT     ments     Combined

ASSETS

Cash                     $  -     $  237     $  -      $  237
Fixed assets (oil and
 gas properties included
 are on cost method)        -  1,434,929        -   1,434,929
Patent license                   360,000              360,000
Other assets                -     24,974        -      24,974

TOTAL ASSETS             $  - $1,820,140     $  -  $1,820,140

LIABILITIES AND
 STOCKHOLDERS EQUITY

Liabilities:
Accounts payable and
  accrued expenses    $ 64,521  $59,775  $(64,521)  $  59,775
Loans from
  stockholder               -    36,989         -      36,989
Note payable                -    20,968         -      20,968

Total Liabilities     $ 64,521  117,732   (64,521)    117,732

Redeemable stock
  (preferred A)             -    38,388         -      38,388

Stockholders  equity:
Preferred stock -
  series B                  - 1,042,944  (777,504)    265,440
Common stock           469,584    3,105  (437,723)     34,996
Additional paid
  in capital         1,690,5451,541,263   (944,902) 2,286,906
Deferred services              (160,000)             (160,000)
Retained deficit    (2,224,650)(763,292) 2,224,650   (763,292)

Total Stockholders
 Equity                (64,521)1,664,020    64,521  1,664,020

TOTAL LIABILITIES
  AND STOCKHOLDERS
  EQUITY              $    -   $1,820,140  $    -  $1,820,140



The following table presents summarized historical statements of operation of the two entities for the nine months ended January
31, 1997. These statements include the recognition during the nine months of certain transactions related directly to agreements regarding the proposed merger with NGT. The adjustments consist of eliminating the related party interest.


                     Pro Forma Statement of Operations
                For the Nine Months Ended January 31, 1997


                         Lyric               Adjust-   Pro Forma
                         Energy      NGT     ments     Combined

REVENUES                 $    -    $62,464     $  -      $62,464

Direct Expenses               -     52,540     $  -       52,540
Depletion and
  Depreciation                -     18,352        -       18,352
Professional and
  consulting fees             -    102,994               102,994
Other Operating Expenses     114    35,663        -       35,777
Other Expenses (income)    5,928     2,998     (5,928)      2,998

Income from
  Continuing
  Operations             $(6,042)   (150,083)  $5,928    $(150,197)

Loss per share                                           $   (0.04)

The following table presents summarized historical statements of operations of the two entities for the fiscal year ended April 30, 1996. The adjustment is the elimination of related party interest that was based on related party debt eliminated in January 1997 as debt forgiveness.



                     Pro Forma Statement of Operations
                     For the Twelve Months Ended April 30, 1996


                         Lyric               Adjust-   Pro Forma
                         Energy      NGT     ments     Combined

REVENUES                 $     -    $ 136,945  $   -    $  136,945

Direct expenses                -      119,018      -       119,018
Depletion and
  depreciation                 -       40,962      -        40,962
Professional and
  consulting fees              -      100,571      -       100,571
Other operating
  expenses                   906       69,018      -        69,924
Other expense
  (income)                 8,891       28,207   (8,891)     28,207
Income from
  continuing
  operations             $(9,797)    $(220,831) $8,891  $(221,737)

Loss per share                                          $   (0.06)



NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

The pro forma financial statements presented above assume that the combination of these two entities will be approved by the stockholders of each entity and that the transactions will occur in accordance with the current agreements. They do not reflect any activities of the entities subsequent to January 31, 1997. These statements do not, and are not intended to, present a projection of the future income of the combined entity. These pro forma statements also do not include the effects on net assets of certain planned transactions by NGT to acquire other oil and gas properties through the issuance of stock prior to and after the merger. However, such transaction, if consummated, would not effect the number of shares of Lyric to be issued in the acquisition or the ratio of the holdings of former NGT stockholders to former Lyric stockholders.


The stock transactions include the issuance of 203,041,517 Lyric shares to NGT to convert the note payable. The reverse stock split would result in outstanding shares of 1,041,082. The subsequent issuance of Lyric shares for the outstanding NGT shares would result in total outstanding Lyric shares of 3,496,575 which has been used as the basis for the earnings per share calculation. The stock adjustments also include the conversion of Preferred B shares held by Wagman Petroleum, Inc. to common shares prior to the share exchange. It is believed that other Preferred shareholders will convert their preferred shares to common shares, but no estimate of how many shares may be converted can be made.